ADVISERS MANAGERS TRUST

                     Establishment and Designation of Series

         The undersigned, being the duly appointed Secretary of Advisers Managers Trust (the "Trust"), a New York common law trust, acting pursuant to
Section 6.2 of the Amended and Restated Declaration of Trust dated as of April 26, 1995 (the "Trust Instrument") and pursuant to the authorization of the majority of the Trustees of the Trust, hereby certifies the establishment of one additional series of the Trust.

                   1.      The  series  shall  be   designated   "AMT   Socially
                           Responsive Investments" and (the "Series").

                   2. The Series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's current registration statement under the Investment Company Act of 1940 or as otherwise approved by the Trustees of the Trust.

                   3. The Series, the beneficial interests therein, and the holders thereof, shall have identical rights, powers, privileges and limitations as accorded to the initial series of the Trust, the beneficial interests therein, and the holders thereof under the Trust Instrument, and the assets and liabilities of the Trust shall be allocated among the series of the Trust, including the Series, as set forth in the Trust instrument.

                   4. The Trustees shall have the rights afforded under the Trust Instrument at any time and from time to time to act with respect to the Series.

         IN WITNESS WHEREOF, the undersigned has executed this instrument this 4th day of August, 1998.



                                                     /s/ Claudia Brandon
                                                     Claudia Brandon
                                                     Secretary
                                                     Advisers Managers Trust


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                             ADVISERS MANAGERS TRUST

                    AMENDED AND RESTATED DECLARATION OF TRUST


                                   Schedule A

Series

AMT Balanced Investments
AMT Growth Investments
AMT Limited Maturity Bond Investments
AMT Liquid Asset Investments
AMT Partners Investments
AMT International Investments
AMT Guardian Investments
AMT Mid-Cap Growth Investments
AMT Socially Responsive Investments


Dated:   August 19, 1998